Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Deutsche International Fund, Inc. on Form N-1A (“Registration Statement”) of our report dated October 23, 2015 relating to the financial statements and financial highlights which appears in the August 31, 2015 Annual Report to Shareholders of Deutsche CROCI International Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

November 23, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 136 to the Registration Statement (Form N-1A, No. 002-14400) of our report dated October 29, 2015 on the financial statements and financial highlights of Deutsche Emerging Markets Frontier Fund (one of the Funds comprising Deutsche International Inc.), included in the Fund’s Annual Report for the fiscal year ended August 31, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 23, 2015